RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2004-QS11 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-QS11

         $ 6,186,246                 0.00%            CLASS A-P CERTIFICATES
------------------------------ ------------------- -----------------------------
                         Supplement dated April 27, 2005
                                       to
                   Prospectus Supplement dated August 24, 2004
                                       to
                       Prospectus dated September 25, 2003

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated August 24, 2004.

     The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

     UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

     In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                            NUMBER OF                  PERCENT OF   AVERAGE     WEIGHTED
                                            MORTGAGE      PRINCIPAL     MORTGAGE   PRINCIPAL  AVERAGE LTV
CREDIT SCORE RANGE                            LOANS        BALANCE       LOANS      BALANCE      RATIO
------------------                          ---------  --------------  ----------  ---------  -----------
499 or less.............................            9   $     679,948      0.38%   $  75,550       85.86%
500 - 519...............................            4         232,589      0.13       58,147       60.93
520 - 539...............................            7         611,489      0.34       87,356       74.12
540 - 559...............................            7       1,016,127      0.57      145,161       80.44
560 - 579...............................            5         555,736      0.31      111,147       82.16
580 - 599...............................            6         574,079      0.32       95,680       80.00
600 - 619...............................           24       2,845,653      1.60      118,569       77.57
620 - 639...............................           27       3,142,375      1.76      116,384       78.97
640 - 659...............................           58       8,459,724      4.75      145,857       79.92
660 - 679...............................           73      12,143,266      6.81      166,346       77.99
680 - 699...............................          103      16,487,171      9.25      160,070       77.59
700 - 719...............................          139      21,910,229     12.29      157,628       74.01
720 - 739...............................          150      23,957,778     13.44      159,719       76.82
740 - 759...............................          139      25,497,281     14.30      183,434       73.85
760 - 779...............................          150      26,192,493     14.69      174,617       75.37
780 - 799...............................          100      18,398,164     10.32      183,982       68.87
800 or greater..........................           80      12,776,550      7.17      159,707       70.23
                                            ---------   -------------  --------    ---------  -----------
Subtotal with Credit Score..............        1,081   $ 175,480,652     98.45%   $ 162,332       74.91%
Not Available...........................           15       2,763,683      1.55      184,246       74.32
                                            ---------   -------------  --------    ---------  -----------
Total, Average or Weighted Average......        1,096   $ 178,244,335    100.00%   $ 162,632       74.90%
                                            =========   =============  ========

     Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

     The minimum and maximum credit scores of the mortgage loans were 447 and 844, respectively, and the weighted average credit score of the mortgage loans was 729.

     For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.




                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                          NUMBER                                           WEIGHTED
                                            OF                    PERCENT OF    AVERAGE     AVERAGE   WEIGHTED
                                         MORTGAGE   PRINCIPAL      MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
OCCUPANCY                                  LOANS     BALANCE         LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------     --------  ------------   ----------   ---------   --------   ---------
Primary Residence ..................          661  $133,883,878      75.11%    $ 202,547        727      74.39%
Second/Vacation ....................           33     5,739,901       3.22       173,936        753      77.02
Non-Owner Occupied .................          402    38,620,555      21.67        96,071        729      76.39
                                         --------  ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average .        1,096  $178,244,335     100.00%    $ 162,632        729      74.90%
                                         ========  ============   ==========

                          PURPOSE OF THE MORTGAGE LOANS

                                          NUMBER                                         WEIGHTED
                                            OF                    PERCENT OF   AVERAGE    AVERAGE  WEIGHTED
                                         MORTGAGE    PRINCIPAL     MORTGAGE   PRINCIPAL   CREDIT    AVERAGE
LOAN PURPOSE                               LOANS      BALANCE        LOANS     BALANCE     SCORE   LTV RATIO
------------------------------------     --------  -------------  ----------  ---------  --------  ---------
Purchase ...........................          511  $  76,591,958      42.97%  $ 149,886       732     80.50%
Rate/Term Refinance ................          192     32,137,099      18.03     167,381       725     69.80
Equity Refinance ...................          393     69,515,278      39.00     176,884       726     71.11
                                         --------  -------------  ----------  ---------  --------  ---------
Total, Average or Weighted Average .        1,096  $ 178,244,335     100.00%  $ 162,632       729     74.90%
                                         ========  =============  ==========



                            MORTGAGED PROPERTY TYPES

                                          NUMBER                                         WEIGHTED
                                            OF                    PERCENT OF   AVERAGE    AVERAGE  WEIGHTED
                                         MORTGAGE    PRINCIPAL     MORTGAGE   PRINCIPAL   CREDIT    AVERAGE
PROPERTY TYPE                              LOANS      BALANCE        LOANS     BALANCE     SCORE   LTV RATIO
------------------------------------     --------  -------------  ----------  ---------  --------  ---------
Single-family detached .............          762  $ 125,730,047      70.54%  $ 165,000       728     75.18%
Two-to-four family units ...........          149     21,894,654      12.28     146,944       721     76.47
Planned Unit Developments (detached)           71     15,460,602       8.67     217,755       730     70.01
Condo Low-Rise (less than 5 stories)           76      9,558,852       5.36     125,774       742     75.13
Planned Unit Developments (attached)           15      1,992,100       1.12     132,807       740     79.70
Townhouse ..........................           12      1,674,100       0.94     139,508       718     69.21
Condo High-Rise (9 stories or more)             7      1,238,282       0.69     176,897       742     79.99
Condo Mid-Rise (5 to 8 stories) ....            4        695,697       0.39     173,924       731     73.11
                                         --------  -------------  ----------  ---------  --------  ---------
Total, Average or Weighted Average .        1,096  $ 178,244,335     100.00%  $ 162,632       729     74.90%
                                         ========  =============  ==========

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
STATE                                     LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
----------------------------------      ---------   ------------   ----------   ---------   --------   ---------
Alabama ..........................             24   $  2,082,115        1.17%   $  86,755        723      81.57%
Arkansas .........................              2         96,175        0.05       48,087        629      80.00
Arizona ..........................             36      5,017,753        2.82      139,382        717      76.44
California .......................            188     51,879,480       29.11      275,955        740      69.09
Colorado .........................             24      4,525,017        2.54      188,542        738      72.39
Connecticut ......................              9      2,149,977        1.21      238,886        734      71.88
District of Columbia .............              4        873,681        0.49      218,420        710      70.72
Delaware .........................              2        885,798        0.50      442,899        769      61.65
Florida ..........................             94     14,647,325        8.22      155,823        726      77.96
Georgia ..........................             29      3,666,649        2.06      126,436        733      80.35
Hawaii ...........................              7      2,229,548        1.25      318,507        737      66.88
Iowa .............................              3        239,400        0.13       79,800        700      79.80
Idaho ............................             12      1,747,597        0.98      145,633        746      78.06
Illinois .........................             27      4,117,967        2.31      152,517        732      79.93
Indiana ..........................             30      1,980,427        1.11       66,014        711      80.15
Kansas ...........................              5        463,903        0.26       92,781        659      82.97
Kentucky .........................              9        590,671        0.33       65,630        745      80.22
Louisiana ........................              7        654,215        0.37       93,459        691      82.12
Massachusetts ....................             18      4,352,265        2.44      241,793        730      72.78
Maryland .........................             23      3,600,836        2.02      156,558        724      73.29
Maine ............................              5        819,367        0.46      163,873        734      81.48
Michigan .........................             26      2,526,002        1.42       97,154        719      76.95
Minnesota ........................             13      2,024,572        1.14      155,736        733      77.86
Missouri .........................             22      2,250,040        1.26      102,275        707      80.65
Mississippi ......................              8        894,648        0.50      111,831        729      80.23
Montana ..........................              1         79,732        0.04       79,732        806      53.00
North Carolina ...................             38      4,403,906        2.47      115,892        710      77.47
Nebraska .........................              4        264,134        0.15       66,034        732      66.71
New Hampshire ....................              1         64,887        0.04       64,887        744      41.00
New Jersey .......................             27      5,487,678        3.08      203,247        722      79.45
New Mexico .......................             11      1,263,802        0.71      114,891        742      73.49
Nevada ...........................              7        929,790        0.52      132,827        737      77.36
New York .........................             39      6,082,382        3.41      155,959        739      73.61
Ohio .............................             39      3,276,596        1.84       84,015        715      82.00
Oklahoma .........................              9        955,108        0.54      106,123        663      84.68
Oregon ...........................             17      2,823,328        1.58      166,078        741      78.88
Pennsylvania .....................             32      3,502,627        1.97      109,457        733      79.60
Rhode Island .....................              4        712,031        0.40      178,008        750      59.62
South Carolina ...................             11      2,533,005        1.42      230,273        719      72.47
Tennessee ........................             10        951,832        0.53       95,183        649      81.68
Texas ............................            127     16,933,116        9.50      133,332        719      80.16
Utah .............................              6        732,525        0.41      122,088        703      72.14
Virginia .........................             39      5,630,545        3.16      144,373        728      77.22
Vermont ..........................              4        477,312        0.27      119,328        717      91.85
Washington .......................             32      5,919,474        3.32      184,984        712      77.44
Wisconsin ........................              7        657,144        0.37       93,878        641      80.99
West Virginia ....................              3        171,458        0.10       57,153        681      79.20
Wyoming ..........................              1         76,493        0.04       76,493        709      41.00
                                        ---------   ------------   ----------   ---------    -------   ---------
Total, Average or Weighted Average          1,096   $178,244,335      100.00%   $ 162,632        729      74.90%
                                        =========   ============   ==========


     No more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
DOCUMENTATION TYPE                        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
----------------------------------      ---------   ------------   ----------   ---------   --------   ---------
Full Documentation....................        560   $ 69,983,508       39.26%   $ 124,971        723      78.30%
Reduced Documentation.................        536    108,260,827       60.74      201,979        732      72.71
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average....      1,096   $178,244,335      100.00%   $ 162,632        729      74.90%
                                        =========   ============   ==========


     No more than 33.0% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

     Approximately 0.2% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                 MORTGAGE RATES


                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
MORTGAGE RATES (%)                        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
4.750 - 4.874.......................            3   $    730,671        0.41%   $ 243,557        774      62.85%
5.000 - 5.124.......................            3        621,907        0.35      207,302        770      61.74
5.125 - 5.249.......................            2        649,090        0.36      324,545        781      75.00
5.250 - 5.374.......................            7      1,188,567        0.67      169,795        753      61.26
5.375 - 5.499.......................           31      6,646,289        3.73      214,396        765      61.87
5.500 - 5.624.......................           46     10,503,789        5.89      228,343        750      62.62
5.625 - 5.749.......................           32      5,277,065        2.96      164,908        742      68.00
5.750 - 5.874.......................           43      9,763,458        5.48      227,057        750      74.29
5.875 - 5.999.......................           91     17,014,435        9.55      186,972        743      71.75
6.000 - 6.124.......................           42      7,125,984        4.00      169,666        741      73.14
6.125 - 6.249.......................           39      7,921,539        4.44      203,116        726      75.71
6.250 - 6.374.......................           89     17,098,812        9.59      192,121        726      75.28
6.375 - 6.499.......................          111     21,481,258       12.05      193,525        720      75.32
6.500 - 6.624.......................          126     20,160,499       11.31      160,004        724      76.57
6.625 - 6.749.......................           58     10,484,940        5.88      180,775        734      77.69
6.750 - 6.874.......................          107     13,177,358        7.39      123,153        709      79.85
6.875 - 6.999.......................          102     11,669,891        6.55      114,411        715      80.05
7.000 - 7.124.......................           44      4,954,216        2.78      112,596        729      83.49
7.125 - 7.249.......................           28      2,885,939        1.62      103,069        691      80.89
7.250 - 7.374.......................           26      2,544,515        1.43       97,866        684      83.99
7.375 - 7.499.......................           18      1,785,703        1.00       99,206        678      85.48
7.500 - 7.624.......................           14      1,248,935        0.70       89,210        667      87.66
7.625 - 7.749.......................            8        576,053        0.32       72,007        669      77.49
7.750 - 7.874.......................            6        580,707        0.33       96,784        685      83.23
7.875 - 7.999.......................           12      1,045,997        0.59       87,166        658      83.96
8.000 - 8.124.......................            1        271,937        0.15      271,937        758      88.00
8.125 - 8.249.......................            5        597,199        0.34      119,440        724      87.02
8.375 - 8.499.......................            1        178,964        0.10      178,964        774      90.00
8.500 - 8.624.......................            1         58,618        0.03       58,618        694      90.00
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average..        1,096   $178,244,335      100.00%   $ 162,632        729      74.90%
                                        =========   ============   ==========

     As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.2980% per annum.


                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
4.470................................           3   $    730,671        0.41%   $ 243,557        774      62.85%
4.720................................           3        621,907        0.35      207,302        770      61.74
4.845................................           2        649,090        0.36      324,545        781      75.00
4.970................................           7      1,188,567        0.67      169,795        753      61.26
5.095................................          31      6,646,289        3.73      214,396        765      61.87
5.220................................          46     10,503,789        5.89      228,343        750      62.62
5.345................................          32      5,277,065        2.96      164,908        742      68.00
5.405................................           1         69,336        0.04       69,336        768      88.00
5.470................................          43      9,763,458        5.48      227,057        750      74.29
5.595................................          91     17,014,435        9.55      186,972        743      71.75
5.720................................          42      7,125,984        4.00      169,666        741      73.14
5.845................................          39      7,921,539        4.44      203,116        726      75.71
5.905................................           1        199,862        0.11      199,862        724      90.00
5.970................................          89     17,098,812        9.59      192,121        726      75.28
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average...         430   $ 84,810,804       47.58%   $ 197,234        742      70.89%
                                        =========   ============   ==========


     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 7.352446569%.



                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
100,000 or less....................           500   $ 33,098,044       18.57%   $  66,196        715      76.79%
100,001 to 200,000.................           233     37,177,423       20.86      159,560        727      77.74
200,001 to 300,000.................           232     56,804,388       31.87      244,847        729      74.97
300,001 to 400,000.................            83     27,737,482       15.56      334,187        735      70.40
400,001 to 500,000.................            34     15,341,421        8.61      451,218        742      74.44
500,001 to 600,000.................            10      5,404,625        3.03      540,463        732      69.85
600,001 to 700,000.................             2      1,215,063        0.68      607,531        731      71.39
700,001 to 800,000.................             2      1,465,889        0.82      732,945        789      69.37
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average.         1,096   $178,244,335      100.00%   $ 162,632        729      74.90%
                                        =========   ============   ==========

                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT
ORIGINAL LTV RATIO (%)                    LOANS        BALANCE        LOANS      BALANCE      SCORE
------------------------------------    ---------   ------------   ----------   ---------   --------
00.01 - 50.00.......................           72   $ 11,180,670        6.27%   $ 155,287        751
50.01 - 55.00.......................           27      4,844,737        2.72      179,435        740
55.01 - 60.00.......................           37      6,993,793        3.92      189,021        733
60.01 - 65.00.......................           42      8,551,951        4.80      203,618        732
65.01 - 70.00.......................           94     18,301,506       10.27      194,697        738
70.01 - 75.00.......................          128     22,353,806       12.54      174,639        735
75.01 - 80.00.......................          442     75,954,207       42.61      171,842        729
80.01 - 85.00.......................           11      1,655,620        0.93      150,511        687
85.01 - 90.00.......................          191     21,003,898       11.78      109,968        709
90.01 - 95.00.......................           50      7,093,474        3.98      141,869        695
95.01 - 100.00......................            2        310,672        0.17      155,336        770
                                        ---------   ------------   ----------   ---------   --------
Total, Average or Weighted Average..        1,096   $178,244,335      100.00%   $ 162,632        729
                                        =========   ============   ==========


     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 74.90%.

     The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                     CLASS A-P CERTIFICATES
                                                 -------------------------------
                                                  0%     6%    18%    24%    30%
                                                 ----   ----   ----   ----  ----
DISTRIBUTION DATE
-----------------
April 2005 ...................................   100%   100%   100%   100%  100%
April 2006 ...................................    99     93     81     75    69
April 2007 ...................................    97     86     65     56    48
April 2008 ...................................    96     79     53     42    33
April 2009 ...................................    94     73     42     31    23
April 2010 ...................................    92     68     34     23    16
April 2011 ...................................    90     62     27     17    11
April 2012 ...................................    88     57     22     13     7
April 2013 ...................................    86     53     18     10     5
April 2014 ...................................    84     48     14      7     3
April 2015 ...................................    82     44     11      5     2
April 2016 ...................................    79     40      9      4     2
April 2017 ...................................    77     37      7      3     1
April 2018 ...................................    74     33      6      2     1
April 2019 ...................................    71     30      4      2     *
April 2020 ...................................    68     27      3      1     *
April 2021 ...................................    65     24      3      1     *
April 2022 ...................................    61     21      2      1     *
April 2023 ...................................    58     19      2      *     *
April 2024 ...................................    54     17      1      *     *
April 2025 ...................................    49     14      1      *     *
April 2026 ...................................    45     12      1      *     *
April 2027 ...................................    40     10      1      *     *
April 2028 ...................................    35      9      *      *     *
April 2029 ...................................    30      7      *      *     *
April 2030 ...................................    25      5      *      *     *
April 2031 ...................................    19      4      *      *     *
April 2032 ...................................    12      2      *      *     *
April 2033 ...................................     6      1      *      *     *
April 2034 ...................................     0      0      0      0     0
Weighted Average Life in Years** (to Maturity)   18.3   10.3   4.6    3.5   2.7

------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS


                                                    DISCOUNT MORTGAGE    NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ---------------
Aggregate principal balance ....................    $  85,189,228.69    $96,359,256.11
Weighted average mortgage rate .................        5.8401219774%           6.7073%
Weighted average servicing fee rate.............        0.2821803994%           0.3399%
Weighted average original term to maturity
(months) .......................................                 358               358
Weighted average remaining term
to maturity (months) ...........................                 346               348

     The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

  ASSUMED PURCHASE PRICE      0%     6%     18%     24%     30%
---------------------------  ----   ----   -----   -----   -----
$4,305,961 ................  2.1%   4.2%   10.0%   13.5%   17.4%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

     The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------   ------------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio.         92,149    $10,513,716        104,820   $12,512,690         101,210    $12,635,058
Period of Delinquency
30 to 59 days........          1,602        192,517          2,082       244,557           2,324        289,263
60 to 89 days........            236         28,610            372        44,459             477         64,448
90 days or more(2)...            307         35,045            409        44,171             516         62,039
Foreclosures Pending.            273         32,685            446        55,203             602         81,640
                         -----------    -----------    -----------   ------------    -----------    -----------
Total Delinquent Loans         2,418    $   288,858          3,309   $   388,390           3,919    $   497,389
                         ===========    ===========    ===========   ===========     ===========    ===========
Percent of Loan
Portfolio............         2.624%         2.747%         3.157%        3.104%          3.872%         3.937%

                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio.         99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days........          2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days........            488         63,986            526         70,816            409         51,071
90 days or more(2)...            644         84,033            696         94,223            555         70,963
Foreclosures Pending.            769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743      $ 493,102
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

      EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY
                                 EXPERIENCE(1)


                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------   ------------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio.         37,066    $ 5,021,100         44,520   $ 6,234,461          45,103    $ 6,477,882
Period of Delinquency
30 to 59 days........            573         83,679            742       104,823             901        131,032
60 to 89 days........             65         11,033            118        17,904             185         29,788
90 days or more(2)...             77         13,377            123        17,598             165         27,231
Foreclosures Pending.             80         12,263            113        19,378             198         34,074
                         -----------    -----------    -----------   ------------    -----------    -----------
Total Delinquent Loans           795    $   120,353          1,096   $   159,703           1,449    $   222,125
                         ===========    ===========    ===========   ============    ===========    ===========
Percent of Loan
Portfolio............         2.145%         2.397%         2.462%        2.562%          3.213%         3.429%

                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio.         45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days........            893        131,270            934        142,682            946        161,218
60 to 89 days........            216         33,636            216         35,031            186         26,348
90 days or more(2)...            206         37,139            258         43,618            225         34,430
Foreclosures Pending.            251         41,335            279         44,333            268         42,461
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625    $   264,457
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio............         3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

     The following shall supplement the information under the section entitled "Use of Proceeds":

     The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

     As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

     Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:43                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS11(POOL # 4890) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4890
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HWU9    50,792,000.00  44,105,031.15     6.000000  %  1,361,152.15
A-2     76110HWV7    18,000,000.00  18,000,000.00     6.000000  %          0.00
A-3     76110HWW5    40,836,000.00  35,459,778.16     5.500000  %  1,094,345.76
A-4     76110HWX3    19,000,000.00  19,000,000.00     6.000000  %          0.00
A-5     76110HWY1    40,836,000.00  35,459,778.16     5.000000  %  1,094,345.76
A-6     76110HWZ8    30,627,000.00  26,594,833.62     2.817500  %    820,759.32
A-7     76110HXA2             0.00           0.00     5.182500  %          0.00
A-P     76110HXB0     6,761,840.35   6,578,027.69     0.000000  %    112,282.02
A-V     76110HXC8             0.00           0.00     0.200240  %          0.00
R-I     76110HXD6           100.00           0.00     6.000000  %          0.00
R-II    76110HXE4           100.00           0.00     6.000000  %          0.00
M-1     76110HXF1     4,786,100.00   4,766,386.32     6.000000  %      4,651.24
M-2     76110HXG9     2,283,900.00   2,274,492.74     6.000000  %      2,219.54
M-3     76110HXH7     1,413,800.00   1,407,976.64     6.000000  %      1,373.97
B-1     76110HXJ3       652,500.00     649,812.39     6.000000  %        634.12
B-2     76110HXK0       870,100.00     866,516.11     6.000000  %        845.59
B-3     76110HXL8       652,564.58     649,876.70     6.000000  %        634.17

-------------------------------------------------------------------------------
                  217,512,004.93   195,812,509.68                  4,493,243.64
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       220,525.16  1,581,677.31            0.00       0.00     42,743,879.00
A-2        90,000.00     90,000.00            0.00       0.00     18,000,000.00
A-3       162,523.98  1,256,869.74            0.00       0.00     34,365,432.40
A-4        95,000.00     95,000.00            0.00       0.00     19,000,000.00
A-5       147,749.08  1,242,094.84            0.00       0.00     34,365,432.40
A-6        62,442.45    883,201.77            0.00       0.00     25,774,074.30
A-7       114,856.44    114,856.44            0.00       0.00              0.00
A-P             0.00    112,282.02            0.00       0.00      6,465,745.67
A-V        32,674.55     32,674.55            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        23,831.93     28,483.17            0.00       0.00      4,761,735.08
M-2        11,372.46     13,592.00            0.00       0.00      2,272,273.20
M-3         7,039.88      8,413.85            0.00       0.00      1,406,602.67
B-1         3,249.06      3,883.18            0.00       0.00        649,178.27
B-2         4,332.58      5,178.17            0.00       0.00        865,670.52
B-3         3,249.38      3,883.55            0.00       0.00        649,242.53

-------------------------------------------------------------------------------
          978,846.95  5,472,090.59            0.00       0.00    191,319,266.04
===============================================================================















































Run:        04/26/05     10:32:43
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS11(POOL # 4890) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4890
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     868.346022   26.798554     4.341730    31.140284   0.000000  841.547468
A-2    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-3     868.346022   26.798554     3.979919    30.778473   0.000000  841.547468
A-4    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-5     868.346022   26.798554     3.618109    30.416663   0.000000  841.547468
A-6     868.346022   26.798554     2.038804    28.837358   0.000000  841.547468
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     972.816179   16.605246     0.000000    16.605246   0.000000  956.210933
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     995.881054    0.971820     4.979405     5.951225   0.000000  994.909233
M-2     995.881054    0.971820     4.979404     5.951224   0.000000  994.909233
M-3     995.881054    0.971821     4.979403     5.951224   0.000000  994.909233
B-1     995.881050    0.971816     4.979402     5.951218   0.000000  994.909233
B-2     995.881053    0.971819     4.979405     5.951224   0.000000  994.909233
B-3     995.881061    0.971827     4.979400     5.951227   0.000000  994.909233

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:43                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS11 (POOL #  4890)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4890
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       41,688.56
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,318.85

SUBSERVICER ADVANCES THIS MONTH                                       12,845.18
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    10   1,127,891.65

 (B)  TWO MONTHLY PAYMENTS:                                    2     357,639.84

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      75,939.22


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        299,728.80

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     191,319,266.06

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,152

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,301,144.59

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.39052500 %     4.46475400 %    1.10626500 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.26318600 %     4.41179351 %    1.17070600 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,350,240.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,166,144.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.31065939
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              350.10

POOL TRADING FACTOR:                                                87.95802610

Run:        04/26/05     10:57:33                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS11(POOL # 4890) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4890
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HWU9    50,792,000.00  42,743,879.00     6.000000  %  1,245,399.48
A-2     76110HWV7    18,000,000.00  18,000,000.00     6.000000  %          0.00
A-3     76110HWW5    40,836,000.00  34,365,432.40     5.500000  %  1,001,282.35
A-4     76110HWX3    19,000,000.00  19,000,000.00     6.000000  %          0.00
A-5     76110HWY1    40,836,000.00  34,365,432.40     5.000000  %  1,001,282.35
A-6     76110HWZ8    30,627,000.00  25,774,074.30     2.930000  %    750,961.76
A-7     76110HXA2             0.00           0.00     5.070000  %          0.00
A-P     76110HXB0     6,761,840.35   6,465,745.67     0.000000  %     55,384.78
A-V     76110HXC8             0.00           0.00     0.199876  %          0.00
R-I     76110HXD6           100.00           0.00     6.000000  %          0.00
R-II    76110HXE4           100.00           0.00     6.000000  %          0.00
M-1     76110HXF1     4,786,100.00   4,761,735.08     6.000000  %      4,693.02
M-2     76110HXG9     2,283,900.00   2,272,273.20     6.000000  %      2,239.48
M-3     76110HXH7     1,413,800.00   1,406,602.67     6.000000  %      1,386.30
B-1     76110HXJ3       652,500.00     649,178.27     6.000000  %        639.81
B-2     76110HXK0       870,100.00     865,670.52     6.000000  %        853.17
B-3     76110HXL8       652,564.58     649,242.53     6.000000  %        639.88

-------------------------------------------------------------------------------
                  217,512,004.93   191,319,266.04                  4,064,762.38
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       213,719.39  1,459,118.87            0.00       0.00     41,498,479.52
A-2        90,000.00     90,000.00            0.00       0.00     18,000,000.00
A-3       157,508.23  1,158,790.58            0.00       0.00     33,364,150.05
A-4        95,000.00     95,000.00            0.00       0.00     19,000,000.00
A-5       143,189.30  1,144,471.65            0.00       0.00     33,364,150.05
A-6        62,931.70    813,893.46            0.00       0.00     25,023,112.54
A-7       108,895.46    108,895.46            0.00       0.00              0.00
A-P             0.00     55,384.78            0.00       0.00      6,410,360.89
A-V        31,866.73     31,866.73            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        23,808.68     28,501.70            0.00       0.00      4,757,042.06
M-2        11,361.37     13,600.85            0.00       0.00      2,270,033.72
M-3         7,033.01      8,419.31            0.00       0.00      1,405,216.37
B-1         3,245.89      3,885.70            0.00       0.00        648,538.46
B-2         4,328.35      5,181.52            0.00       0.00        864,817.35
B-3         3,246.21      3,886.09            0.00       0.00        648,602.65

-------------------------------------------------------------------------------
          956,134.32  5,020,896.70            0.00       0.00    187,254,503.66
===============================================================================















































Run:        04/26/05     10:57:33
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS11(POOL # 4890) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4890
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     841.547468   24.519599     4.207737    28.727336   0.000000  817.027869
A-2    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-3     841.547468   24.519599     3.857093    28.376692   0.000000  817.027869
A-4    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-5     841.547468   24.519599     3.506448    28.026047   0.000000  817.027869
A-6     841.547468   24.519599     2.054778    26.574377   0.000000  817.027869
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     956.210933    8.190785     0.000000     8.190785   0.000000  948.020148
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     994.909233    0.980552     4.974547     5.955099   0.000000  993.928681
M-2     994.909232    0.980551     4.974548     5.955099   0.000000  993.928681
M-3     994.909230    0.980549     4.974544     5.955093   0.000000  993.928681
B-1     994.909233    0.980552     4.974544     5.955096   0.000000  993.928681
B-2     994.909235    0.980554     4.974543     5.955097   0.000000  993.928681
B-3     994.909228    0.980547     4.974542     5.955089   0.000000  993.928681

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:33                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS11 (POOL #  4890)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4890
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       41,048.19
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,604.25

SUBSERVICER ADVANCES THIS MONTH                                       19,377.86
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    16   2,244,190.81

 (B)  TWO MONTHLY PAYMENTS:                                    4     523,484.65

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      75,939.22


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        299,728.80

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     187,254,503.66

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,136

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,875,153.22

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.26318600 %     4.56610700 %    1.13114140 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.14177800 %     4.50311848 %    1.19548160 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,350,240.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,166,144.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.30566292
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              348.90

POOL TRADING FACTOR:                                                86.08927297

Run:        04/07/05     13:16:11                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS11(POOL # 4890) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4890
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HWU9    50,792,000.00  41,498,479.52     6.000000  %  1,732,078.53
A-2     76110HWV7    18,000,000.00  18,000,000.00     6.000000  %          0.00
A-3     76110HWW5    40,836,000.00  33,364,150.05     5.500000  %  1,392,564.94
A-4     76110HWX3    19,000,000.00  19,000,000.00     6.000000  %          0.00
A-5     76110HWY1    40,836,000.00  33,364,150.05     5.000000  %  1,392,564.94
A-6     76110HWZ8    30,627,000.00  25,023,112.54     3.050000  %  1,044,423.71
A-7     76110HXA2             0.00           0.00     4.950000  %          0.00
A-P     76110HXB0     6,761,840.35   6,410,360.89     0.000000  %    133,924.89
A-V     76110HXC8             0.00           0.00     0.198116  %          0.00
R-I     76110HXD6           100.00           0.00     6.000000  %          0.00
R-II    76110HXE4           100.00           0.00     6.000000  %          0.00
M-1     76110HXF1     4,786,100.00   4,757,042.06     6.000000  %      4,697.59
M-2     76110HXG9     2,283,900.00   2,270,033.72     6.000000  %      2,241.67
M-3     76110HXH7     1,413,800.00   1,405,216.37     6.000000  %      1,387.65
B-1     76110HXJ3       652,500.00     648,538.46     6.000000  %        640.43
B-2     76110HXK0       870,100.00     864,817.35     6.000000  %        854.01
B-3     76110HXL8       652,564.58     648,602.65     6.000000  %        640.49

-------------------------------------------------------------------------------
                  217,512,004.93   187,254,503.66                  5,706,018.85
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       207,492.40  1,939,570.93            0.00       0.00     39,766,400.99
A-2        90,000.00     90,000.00            0.00       0.00     18,000,000.00
A-3       152,919.02  1,545,483.96            0.00       0.00     31,971,585.11
A-4        95,000.00     95,000.00            0.00       0.00     19,000,000.00
A-5       139,017.29  1,531,582.23            0.00       0.00     31,971,585.11
A-6        63,600.41  1,108,024.12            0.00       0.00     23,978,688.83
A-7       103,220.34    103,220.34            0.00       0.00              0.00
A-P             0.00    133,924.89            0.00       0.00      6,276,436.00
A-V        30,915.11     30,915.11            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        23,785.21     28,482.80            0.00       0.00      4,752,344.47
M-2        11,350.17     13,591.84            0.00       0.00      2,267,792.05
M-3         7,026.08      8,413.73            0.00       0.00      1,403,828.72
B-1         3,242.69      3,883.12            0.00       0.00        647,898.03
B-2         4,324.09      5,178.10            0.00       0.00        863,963.34
B-3         3,243.01      3,883.50            0.00       0.00        647,962.16

-------------------------------------------------------------------------------
          935,135.82  6,641,154.67            0.00       0.00    181,548,484.81
===============================================================================















































Run:        04/07/05     13:16:11
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS11(POOL # 4890) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4890
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     817.027869   34.101404     4.085139    38.186543   0.000000  782.926465
A-2    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-3     817.027869   34.101404     3.744711    37.846115   0.000000  782.926465
A-4    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-5     817.027869   34.101404     3.404283    37.505687   0.000000  782.926465
A-6     817.027869   34.101404     2.076612    36.178016   0.000000  782.926465
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     948.020148   19.805982     0.000000    19.805982   0.000000  928.214166
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     993.928682    0.981507     4.969643     5.951150   0.000000  992.947175
M-2     993.928680    0.981505     4.969644     5.951149   0.000000  992.947175
M-3     993.928678    0.981504     4.969642     5.951146   0.000000  992.947175
B-1     993.928677    0.981502     4.969640     5.951142   0.000000  992.947175
B-2     993.928683    0.981508     4.969647     5.951155   0.000000  992.947175
B-3     993.928687    0.981512     4.969638     5.951150   0.000000  992.947175

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:16:11                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS11 (POOL #  4890)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4890
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       40,017.08
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,853.78

SUBSERVICER ADVANCES THIS MONTH                                       18,095.82
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    10   1,586,183.45

 (B)  TWO MONTHLY PAYMENTS:                                    1      87,954.80

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     369,136.60


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        299,728.80

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     181,548,484.80

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,110

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,520,090.38

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.14177800 %     4.66274000 %    1.15455620 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.96150800 %     4.64006364 %    1.23226920 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,350,240.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,166,144.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.30037087
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              347.70

POOL TRADING FACTOR:                                                83.46596081

Run:        04/25/05     12:55:13                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS11(POOL # 4890) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4890
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HWU9    50,792,000.00  39,766,400.99     6.000000  %  1,253,530.02
A-2     76110HWV7    18,000,000.00  18,000,000.00     6.000000  %          0.00
A-3     76110HWW5    40,836,000.00  31,971,585.11     5.500000  %  1,007,819.18
A-4     76110HWX3    19,000,000.00  19,000,000.00     6.000000  %          0.00
A-5     76110HWY1    40,836,000.00  31,971,585.11     5.000000  %  1,007,819.18
A-6     76110HWZ8    30,627,000.00  23,978,688.83     3.250000  %    755,864.38
A-7     76110HXA2             0.00           0.00     4.750000  %          0.00
A-P     76110HXB0     6,761,840.35   6,276,436.00     0.000000  %     90,189.86
A-V     76110HXC8             0.00           0.00     0.195005  %          0.00
R-I     76110HXD6           100.00           0.00     6.000000  %          0.00
R-II    76110HXE4           100.00           0.00     6.000000  %          0.00
M-1     76110HXF1     4,786,100.00   4,752,344.47     6.000000  %      4,757.49
M-2     76110HXG9     2,283,900.00   2,267,792.05     6.000000  %      2,270.25
M-3     76110HXH7     1,413,800.00   1,403,828.72     6.000000  %      1,405.35
B-1     76110HXJ3       652,500.00     647,898.03     6.000000  %        648.60
B-2     76110HXK0       870,100.00     863,963.34     6.000000  %        864.90
B-3     76110HXL8       652,564.58     647,962.16     6.000000  %        648.67

-------------------------------------------------------------------------------
                  217,512,004.93   181,548,484.81                  4,125,817.88
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       198,832.00  1,452,362.02            0.00       0.00     38,512,870.97
A-2        90,000.00     90,000.00            0.00       0.00     18,000,000.00
A-3       146,536.43  1,154,355.61            0.00       0.00     30,963,765.93
A-4        95,000.00     95,000.00            0.00       0.00     19,000,000.00
A-5       133,214.94  1,141,034.12            0.00       0.00     30,963,765.93
A-6        64,942.28    820,806.66            0.00       0.00     23,222,824.45
A-7        94,915.64     94,915.64            0.00       0.00              0.00
A-P             0.00     90,189.86            0.00       0.00      6,186,246.14
A-V        29,502.45     29,502.45            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        23,761.72     28,519.21            0.00       0.00      4,747,586.98
M-2        11,338.96     13,609.21            0.00       0.00      2,265,521.80
M-3         7,019.14      8,424.49            0.00       0.00      1,402,423.37
B-1         3,239.49      3,888.09            0.00       0.00        647,249.43
B-2         4,319.82      5,184.72            0.00       0.00        863,098.44
B-3         3,239.81      3,888.48            0.00       0.00        647,313.49

-------------------------------------------------------------------------------
          905,862.68  5,031,680.56            0.00       0.00    177,422,666.93
===============================================================================















































Run:        04/25/05     12:55:13
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS11(POOL # 4890) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4890
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     782.926465   24.679674     3.914632    28.594306   0.000000  758.246790
A-2    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-3     782.926465   24.679674     3.588413    28.268087   0.000000  758.246790
A-4    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-5     782.926465   24.679674     3.262194    27.941868   0.000000  758.246790
A-6     782.926464   24.679674     2.120426    26.800100   0.000000  758.246790
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     928.214166   13.338064     0.000000    13.338064   0.000000  914.876102
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     992.947176    0.994024     4.964735     5.958759   0.000000  991.953151
M-2     992.947175    0.994023     4.964736     5.958759   0.000000  991.953151
M-3     992.947174    0.994023     4.964733     5.958756   0.000000  991.953151
B-1     992.947174    0.994023     4.964736     5.958759   0.000000  991.953151
B-2     992.947175    0.994024     4.964740     5.958764   0.000000  991.953151
B-3     992.947168    0.994017     4.964735     5.958752   0.000000  991.953151

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:13                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS11 (POOL #  4890)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4890
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       38,649.12
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,844.47

SUBSERVICER ADVANCES THIS MONTH                                       12,093.72
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     8     912,141.71

 (B)  TWO MONTHLY PAYMENTS:                                    3     568,929.88

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     290,952.23


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         78,184.37

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     177,422,666.92

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,091

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,943,095.91

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.96150800 %     4.80622200 %    1.18966760 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.82538300 %     4.74321139 %    1.26004820 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,350,240.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,166,144.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.29920797
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              346.50

POOL TRADING FACTOR:                                                81.56913775